Investor Update 1st Quarter 2025 MARCH 2025 Exhibit 99.1

Forward-Looking Statements and Non-GAAP Financial Measures This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest- bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T’s credit ratings; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2024, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation. 2

3 Purpose Mission Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Focused on Four Priorities 4 Build our New England and Long Island Markets Optimize our Resources through Simplification Make our Systems and Processes Resilient and Scalable Continue to Develop and Scale our Capability to Manage Risk We continue our mission to simplify M&T and make investments that will improve the experience of our customers and colleagues — and help us maintain our differentiated community bank approach

5 J.D. Power 2024 U.S. Banking Mobile App Satisfaction Study; among banks with $70B to $200B in deposits. Visit jdpower.com/awards for more details. Key Awards and Accolades • • • • • • •

Diversified Business Model

FY 2024, % of Total M&T	Commercial Bank	Retail Bank	Institutional Services & Wealth Management	Total M&T
	Experienced teams provide a wide-range of credit, liquidity and capital markets solutions to meet our customer needs, delivered through a local engagement model and industry expertise on a national scale.	Strategically built for the communities in which we operate. High-touch, local sales and service model provides a low-cost, stable funding base, a long-tenured customer base, and the shared benefits of community growth and development.	Institutional Services Expanding on strength of its reputation for industry leading service and strong reputation with existing network of deal influencers. Wealth Management Provides planning-led advice, leveraging Wilmington Trust's national capabilities and the enhanced experience that LPL brings, to grow customers across the wealth continuum.	
Net Interest Income[1]	$2.2 billion 32%	$4.3 billion 62%	$0.7 billion 11%	$6.9 billion
Fee Income	$0.7 billion 28%	$0.8 billion 33%	$0.8 billion 33%	$2.4 billion
Revenue	$2.9 billion 31%	$5.1 billion 55%	$1.6 billion 17%	$9.3 billion
Average Loans	$80 billion 59%	$51 billion 38%	$4 billion 3%	$135 billion
Average Deposits	$44 billion 27%	$91 billion 56%	$17 billion 11%	$163 billion
ROTA[2]	1.07%	3.22%	14.06%	1.30%
ROTCE[2]	12.2%	36.4%	89.8%	14.5%
Efficiency Ratio[2]	49.4%	49.0%	53.4%	56.9%

Note: 'All Other' category not shown above. Represents -5% (-$346 million) of NII, 6% ($136 million) of fees, -2% (-$211 million) of revenue, <0.5% (<$0.2 billion) of loans and 7% ($11 billion) of deposits.
(1) Net interest income is the difference between actual taxable-equivalent interest earned on assets and interest paid on liabilities by a segment and a funding charge (credit) based on the Company's internal funds transfer pricing methodology.
(2) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

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Local Scale in Key Markets 7 Source: S&P Global Market Intelligence, FDIC Summary of Deposits (1) Top banks and thrifts by number of branches in Northeast / Mid-Atlantic regions (CT, DC, DE, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT, WV). M&T as of 1/31/2025, excludes two domestic branches outside of Northeast footprint. % of Deposits in MSAs with #1 or #2 Deposit Rank Peer 1 66% Peer 2 62% Peer 3 60% MTB 59% Peer 4 57% Peer 5 55% Peer 6 45% Peer 7 43% Peer 8 39% Peer 9 37% Peer 10 34% Peer 11 9% Top Northeast Banks by Branches1 Branches 1 JPMorgan Chase & Co. 1,174 2 Bank of America Corp. 1,036 3 M&T Bank Corp. 953 4 Toronto-Dominion Bank 896 5 Citizens Financial Group 848 6 Wells Fargo & Co. 801 7 PNC Financial Services 687 8 Truist Financial Corp. 614 9 KeyCorp 417 10 Banco Santander SA 399 Dense Northeast network covers a geography with only a 300-mile radius but approximately 22% of U.S. population and 25% of GDP Community Banking Approach… …With Market Leading Franchises… …and Dense, Efficient Network

Through the Cycle Profitability Advantage…

Net Operating ROTA[1]



1.31%
+30bps
1.01%
MTB
Peer Median
1.34%
+18bps
1.15%
1.28%
+18bps
1.10%
20-Years 2005-2024
10-Years 2015-2024
5-Years 2020-2024

Key Points

Better than Peer PPNR Generation & Credit Losses
- Aided by NIM, efficiency and credit loss outperformance

Consistent Profitability Advantage
- Over the past 5-, 10-, and 20-years, M&T maintained an 18 to 30 basis point ROTA advantage compared to the peer median

Results in Normalized ROTCE Advantage
- Equates to a ~2.4% to ~3.9% normalized ROTCE advantage compared to peers assuming normalized capital levels

ROTA Considered in Long-Term Incentives
- Recent Performance Vested Stock Units grants include a 1.25% absolute ROTA threshold

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

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$1.60 $5.35 $- $1 $2 $3 $4 $5 $6 2004 2009 2014 2019 2024 $23.62 $109.36 $- $20 $40 $60 $80 $100 $120 2004 2009 2014 2019 2024 …Combined with Consistent Growth Dividend Per Share Tangible Book Value Per Share MTB: 6.2% CAGR Peer Median: 0.9%CAGR MTB: 8.0% CAGR Peer Median: 1.7% CAGR CAGR – TBVPS Growth plus Dividends MTB Peer Median Consistently Delivering Value and Growth • Consistent dividend and TBVPS growth compared to peers • Results in higher than peer CAGR for TBVPS growth plus dividends over 5-, 10-, and 20-years Key Points 9 10.6% 10.1% 12.1% 4.4% 7.4% 6.8% 20-Years YE04-YE24 10-Years YE14-YE24 5-Years YE19-YE24

2019 2020 2021 2022 2023 2024 Superior Pre-Credit Earnings Net Interest Margin 3.84% 3.16% 2.76% 3.39% 3.83% 3.58% Efficiency Ratio (1) 55.7% 56.3% 59.0% 56.6% 54.9% 56.9% PPNR ($, Millions) (1) $2,753 $2,579 $2,445 $3,471 $4,232 $3,979 PPNR to RWA (1) 2.7% 2.4% 2.3% 2.7% 2.8% 2.6% Strong Credit Metrics Allowance to Loans (As At) 1.16% 1.76% 1.58% 1.46% 1.59% 1.61% Net Charge-Offs to Loans 0.16% 0.26% 0.20% 0.13% 0.33% 0.41% Focused on Returns Net Operating Return on: Tangible Assets (1) 1.69% 1.04% 1.28% 1.35% 1.42% 1.30% Tangible Common Equity (1) 19.08% 12.79% 16.80% 16.70% 17.60% 14.54% Consistent Capital Generation (As At) Tangible Common Equity to Tangible Assets 8.55% 7.49% 7.68% 7.63% 8.20% 9.07% Common Equity Tier 1 Ratio 9.73% 10.00% 11.42% 10.44% 10.98% 11.68% Tier 1 Capital Ratio 10.94% 11.17% 13.11% 11.79% 12.29% 13.21% Balance Sheet (As At) Loans to Deposits 95.94% 82.25% 70.63% 80.46% 82.11% 84.16% Securities to Assets 7.92% 4.94% 4.61% 12.56% 12.91% 16.36% Key Ratios 10 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

Solid Performance in Key Metrics against Peers 11 ROTA(1) FY24 Net Interest Margin FY24 Efficiency Ratio(1) FY24 PPNR / RWA(1) FY24 NCO / Loans FY24 Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Source: S&P Global Market Intelligence and company filings 1.30% Peer 1 MTB Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 3.58% MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 56.9% Peer 1 MTB Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 0.41% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 MTB Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 2.6%MTB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11

Areas of Focus 12

1Q 2025 Trends

Smaller balance sheet with sequentially lower NII and higher NIM

- Quarterly decline in average loans, driven by CRE
- Lower average deposits from seasonal flows and continued reduction of non-customer deposits
- Two less days in the quarter

Expense trending expectations and reflects seasonal compensation

- Total expense near expectations
- First quarter will reflect ~$110 million in typical seasonal compensation

Continued strength in fee income

- Fee income near expectations
- Continued strength on most fee income lines
- Partial quarter benefit of additional subservicing offset by seasonally lower commercial mortgage and other revenue

Capital and Asset Quality Trending Expectations

- Executing 1Q repurchases to manage toward 11% CET1 in 2025
- Flexibility in share repurchases depending on loan growth

- Net charge-offs expected to be lumpy (+/-) quarter-to-quarter, but full year expectations of ~40 bps
- Expect continued improvement in criticized

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2025 Outlook

		2025 Outlook	Comments
Income Statement	Net Interest Income Taxable-equivalent	$7.1 billion to $7.2 billion	• NIM in the mid 3.60s • Range dependent on deposit trends and loan growth and shape of the yield curve • Trending toward low end of the range
	Fee Income	$2.5 billion to $2.6 billion	• Continued strength in trust and mortgage • Trending toward high end of the range
	GAAP Expense Includes intangible amortization	$5.4 billion to $5.5 billion	• Continued focus on managing expense, while investing in enterprise priorities
	Net Charge-Offs % of Average Loans	~40 basis points	• Reflects continued normalization in consumer and year over year improvement in commercial
	Tax Rate Taxable-equivalent	~24.5%	
Average Balances	Loans	$137 billion to $139 billion	• Growth in C&I, consumer, and residential mortgage, declines in CRE • Trending toward low end of range
	Deposits	$164 billion to $166 billion	• Focus on growing customer deposits • Trending toward low end of range • Deposit disintermediation has stabilized
	CET1 Ratio	Target ~11% in 2025	• Share repurchase flexibility depending on loan and RWA trends

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$158, 2.0% $20, 0.3% $16, 0.2% $(216), -2.7% $(46), -0.7% $(36), -0.5% Dec. '22 Dec. '23 Dec. '24 Effectively Neutral Asset Sensitivity (1) Represents estimated impact on NII resulting from a gradual and parallel shift in interest rates during first modeling year. Sensitivity of NII to Changes in Interest Rates1 $ Millions, % Change in NII • Increased mix of fixed liquid assets Y/Y • Investment securities up $7.2B to $34.1B at 12/31/2024 • Increased hedges • $36.2B in notional swaps at 12/31/2024 compared to $27.0B at 12/31/2023; includes forward-starting • Higher Rate Flexibility • Low funding cost franchise and higher variable loan mix (~60%) provides natural drift towards asset sensitivity over time • Continue to benefit from fixed asset roll-on even following recent Fed Funds cuts • Lower Rate Flexibility • Elevated liability costs and lower DDA mix provides cushion in declining rate environment (Beta of ~50% for ‘25) • Further flexibility to add fixed rate assets through any mix of swaps, fixed loans, or remixing of IB cash to securities 2024 Highlights 15 +100bps -100bps 2025+ Flexibility

Swap Portfolio Details 16 ▪ Rates for 2025 forward-starting swaps are higher than current active swap rates resulting in higher active receive rates in 2025 ▪ CF Hedges – executed $10.0B of forward-starting receive fix swaps in 2024 : weighted average start December 2025, ~3.72% ▪ FV Debt Hedges - executed $2.35B forward-starting receive fix swaps in 2024: weighted average start July 2025, ~3.67% Highlights Active and Forward-Starting Swaps Cash Flow and Fair Value – as of 12/31/2024 Forward-Starting CF Active CF Forward-Starting FV Active FV B ill io n s Cash Flow – WAVG Coupon Active 3.26 3.48 3.66 3.79 3.81 Fwd-Starting 3.72 3.70 3.63 3.56 3.43 Fair Value – WAVG Coupon Active 3.11 3.25 3.33 3.33 3.52 Fwd-Starting 3.81 3.89 3.91 3.91 3.69 2.0 2.9 3.4 3.4 4.4 3.4 2.5 2.0 2.0 1.0 20.8 19.3 15.4 14.9 15.5 10.0 8.3 7.2 6.1 5.0 $- $5 $10 $15 $20 $25 $30 $35 4Q24 1Q25 2Q25 3Q25 4Q25

33% 21% 13% 5% 8% 7% 12% Fee Income Diversification 17 • Consistent growth in noninterest income over past year • Noninterest income growth more than offset foregone noninterest income from M&T Insurance Agency (4Q22) and Collective Investment Trust (2Q23) sales • Total noninterest income of 26% of total revenue(2) is lower than peer median for 2024 as a result of top NIM; 30% of total revenue assuming M&T had peer median NIM • In February 2025, began sub-servicing approximately $52 billion of additional residential mortgage loans Noninterest Income Mix(1) FY 2024 Noninterest Income(1) Trust and Brokerage Mortgage Residential Mortgage Commercial Service Charges LOC & Credit- Related Credit Card & Merchant Other FY 2024 Noninterest Income(1) $2.4B Diversified Fee Businesses Perform Across Cycles (1) Noninterest income excluding securities gains and losses. (2) Noninterest income excluding securities gains and losses. Total revenue includes taxable-equivalent NII and noninterest income excluding securities gains and losses. $578 $592 $608 $639 1Q24 2Q24 3Q24 4Q24 $2,417 2024 2025 Quarterly Annual ~7%

Granular, Diversified Core Deposit Funding & Strong Liquidity Position

Granular Deposit Base

- 60% of deposits are insured or collateralized as of 12/31/2024
- Average consumer deposit account balance is $14,000
- Average business banking deposit account balance is $55,000

Diversified Deposit Base

- Deposits are spread across over 900 branches spanning 12 states and Washington, DC
- Diversified geographically across Upstate NY (23%), Mid-Atlantic (12%), NYC area (12%), Greater Baltimore area (11%), New England (9%), Connecticut (8%), and other regions

Stable & Long-Tenured Relationships

- Commercial and business banking deposits consist largely of operating account balances
- Average relationship tenure of 17 years for wealth customers, 16 years for consumer, 16 years for commercial and 13 years for business banking

Strong Liquidity Profile

- 4Q24 Average Cash Balances represent 12% of Earning Assets
- Liquidity Sources represent ~133% of Adjusted Uninsured Deposits[1] as of 12/31/2024

(1) 'Adjusted Uninsured Deposits' represents uninsured deposits excluding collateralized deposits.
All information presented as of 12/31/24.

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2.35% 2.19% 2.16% 2.15% 2.05% 2.02% 1.93% 1.90% 1.89% 1.88% 1.81% 1.48% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 MTB Peer 4 Peer 3 Peer 2 Peer 1 0% 10% 20% 30% 40% 50% 60% 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 Sources: S&P Global Market Intelligence Local Scale Leads to Superior Deposit Franchise Noninterest-bearing deposits represented 28% of 4Q 2024 average total deposits for M&T or 30% of total deposits excluding brokered, compared to 24% peer median 2005-2024 Average M&T 0.69% Peer Median 0.84% Difference -0.15% Noninterest-Bearing Deposits / Total Deposits Total Cost of Deposits 19 M&T Peer Median Peer Range Total Cost of Deposits 4Q24 M&T Peer Median Peer Range

Diversified and Granular Deposit Base

Institutional Services & Wealth Management

- Consists primarily of Wealth and Institutional Services deposits
- Wealth Management ($4B): Average relationship tenure of 17 years; Average account size ~$186k
- Institutional Services ($14B): Average account size ~$1MM

All Other

- Consists primarily of brokered deposits

Average Deposits

4Q24



All Other
$9.2B
Inst. Svcs. & Wealth Mgmt.
$18.4B
Retail Bank
$90.3B
Commercial Bank
$46.8B
$165B

Retail Bank

- Consists primarily of Consumer and Business Banking
- Deposits are spread across our 900+ branch network, spanning 12 states and Washington, DC
- Consumer ($65B): Average relationship tenure of 16 years; Average account size $14k
- Business Banking ($22B): Average relationship tenure of 13 years; Average account size $55k; ~43% operating balances
- Other Businesses ($3B): Primarily Mortgage

Commercial Bank

- Diversified across industries and geographies
- Average relationship tenure of 16 years
- Average account size $4MM; median $406k
- ~60% operating balances

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• Liquidity Sources represent ~133% of Adjusted Uninsured Deposits as of 12/31/2024 • Uninsured Deposits represent 45% of Total Deposits, 40% excluding Collateralized Deposits as of 12/31/2024 • 4Q24 Average Cash Balances represent 12% of Earning Assets Strong Core Funding and Liquidity Liquidity Sources & Uninsured Deposits 12/31/2024 Highlights 21 Int-Bearing Cash, $18.8B Unused FHLB, $17.7B Unused FRB NY, $24.5B Unencumbered Securities, $24.0B Adjusted Uninsured, $63.9B Collateralized, $9.1B $85.0B $73.0B Liquidity Uninsured Deposits

Strong CRE Underwriting Track Record All information presented as of 12/31/2024 Long History & Expertise in CRE Lending • Long-term relationships and consistently conservative Credit Standards through economic cycles • Recently appointed Chief Credit Officer – only the third since 1983 Permanent IRE Well-Diversified with Low LTV’s • No one Permanent IRE property type accounts for more than 5% of loans— the largest of which are Multifamily and Retail • The largest Total IRE exposure to a single metro area is approximately 3% of loans • Weighted-average LTV is 55%; which provides a buffer against potential future losses in these portfolios • Approximately 85% of the total Permanent IRE portfolio has an LTV of 70% or less Office Risk Likely to Play Out Over Time • Permanent office IRE represents less than 3.5% of total loans and is well diversified geographically (NYC approximately 0.4% of total loans) • Approximately 50% of the portfolio matures in 2027 or later; Approximately 80% of the underlying leases mature in 2027 or later 22 Diversified Loan and Leases Portfolio • 45% C&I, 35% Consumer, 20% CRE • CRE is 20% of total loans and leases, down from 31% in 2019 • 50% of the permanent investor-owned portfolio matures in 2027 or later • 75% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps Long Duration Permanent IRE Portfolio

Multifamily $5.6B, 4% Retail $4.7B, 4% Office $4.2B, 3% Healthcare $2.0B, 2% Hotel $2.0B, 1% Industrial & Other $2.2B, 2% Construction $6.0B, 4% C&I - Owner Occ. $11.0B, 8% C&I $50.5B, 37% Cons. Real Estate $23.2B, 17% Consumer $24.2B, 18% Permanent CRE $20.8B, 15% Well Diversified Loan and Leases Portfolio (1) Regulatory CRE includes Construction (HC-C 1.a.(1) and HC-C 1.a.(2)), Multifamily (HC-C 1.d), non-owner occupied (HC-C 1.e.(2)) and non-real estate secured CRE (HC-C, Memo 2). Loan and Leases Portfolio Composition 12/31/2024 Regulatory CRE % of Tier 1 Capital + Allowance1 Regulatory CRE Concentration as measured against Tier 1 Capital and Allowance has declined by ~126 percentage points since 2019 $136B 23 262% 136% 12/31/2019 12/31/2024 -126%

Source: S&P Global Market Intelligence and FRY9C. Note: Industry data represents all FDIC-insured institutions from the FDIC’s Quarterly Banking Profile (“QBP”). Average, max, and range are weighted FY1990-FY2024. Superior Credit Losses Through Multiple Economic Cycles M&T Credit Philosophy NCO % of Loans and Leases • Consistently conservative credit standards through economic cycles • Emphasis on secured lending: cash flow + collateral + guarantees • Customer selection, supported by local market knowledge • Working with customers to achieve best long-term outcome “Great Financial Crisis” 2001 Recession S&L Crisis While M&T’s long-term average nonaccrual rate has exceeded the peer median (1.1% vs. 0.9% for peers), its peak annual loss rate was 42% of the peer median – nonaccruals may not translate to losses 24 COVID 19 Pandemic 0% 1% 2% 3% 4% 5% 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 Avg Max Range MTB 0.34% 1.01% 0.88% Peer Median 0.58% 2.41% 2.23% Industry 0.80% 2.56% 2.31% M&T Peer Median Peer Range Industry

Spotlight on Permanent IRE • Hallmark of structures requires material upfront ‘skin in the game’ to ensure alignment and provide a buffer against potential future losses • Weighted-average LTV is 55%; approximately 85% of the total Permanent IRE portfolio has an LTV of 70% or less • Approximately 75% of the Permanent IRE portfolio is fixed rate, inclusive of customer implemented swaps • The risk from a decline in commercial real estate values is likely to play out over a long period of time • Approximately 50% of the permanent investor-owned portfolio matures in 2027 or later • Total NYC Permanent Multifamily of $0.9B or <1% of total loans with WAVG LTV of 55%. • Value declines in recent appraisals (2023/2024) compared to prior appraisals (2022 or earlier) are -8% for total CRE with larger declines for retail (-10%), and office (-14%) % of Loans Maturing Balance ($, B) WAVG LTV 2025 2026 2027 Multifamily $5.6 56% 29% 13% 7% Retail $4.7 52% 25% 18% 19% Office $4.2 60% 32% 15% 12% Healthcare $2.0 55% 38% 25% 8% Hotel $2.0 50% 48% 18% 9% Industrial $1.9 50% 25% 15% 13% Other $0.3 56% 20% 28% 14% Permanent $20.8 55% 31% 17% 12% Permanent IRE Details 12/31/2024 Key Points 25

Diversified and Low LTV Permanent Office CRE

% of Balances by LTV Range



>90%
11%
>80%-90%
4%
>70%-80%
3%
>60%-70%
19%
>50%-60%
31%
≤50%
31%
Over 80% with LTV ≤ 70%

Key Points

- Strong collateral coverage; over 80% have average LTV of 70% or lower
- Approximately 60% of portfolio has '23/'24 appraisal
- Geographically diverse; New York City largest concentration representing only ~0.4% of total loans
- Approximately 50% of the portfolio matures in 2027 or later; Approximately 80% of the underlying leases mature in 2027 or later
- Approximately 89% of portfolio has some level of recourse; to date office NCO concentrated in non-recourse exposure
- Approximately 50% suburban (non-urban) and 58% Class A

Geographic Detail

	Balance ($, B)	% of Total Loans	WAVG LTV
New York City	$0.6	0.4%	51%
Greater Boston	$0.4	0.3%	87%
Connecticut	$0.4	0.3%	52%
New Jersey	$0.3	0.2%	61%
VT/NH/ME	$0.2	0.2%	60%
Western New York	$0.2	0.2%	60%
Rochester	$0.2	0.2%	62%
Out of Footprint	$0.2	0.2%	65%
Albany/HVN	$0.2	0.1%	53%
Florida	$0.2	0.1%	56%
Baltimore	$0.2	0.1%	61%
Long Island	$0.1	0.1%	45%
MA/RI	$0.1	0.1%	49%
Northern PA	$0.1	0.1%	54%
Delaware/Eastern MD	$0.1	0.1%	69%
All Other	$0.6	0.4%	59%
Total	$4.2	3.1%	60%

Loan & Underlying Lease Maturity Profile

	Loans Maturing	Underlying Leases Maturing[1]
2025	32%	11%
2026	15%	10%
2027	12%	15%

(1) Lease maturity data for loans with >$10MM in exposure.

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Credit Metrics Nonaccrual Loans and Leases Net Charge-offs Provision for Credit Losses Allowance for Credit Losses 27 $225 $200 $150 $120 $140 4Q23 1Q24 2Q24 3Q24 4Q24 $ I N M IL L IO N S$148 $138 $137 $120 $160 0.44% 0.42% 0.41% 0.35% 0.47% 4Q23 1Q24 2Q24 3Q24 4Q24 $ I N M IL L IO N S NCO ($) Net Charge-off Ratio (%) $2,166 $2,302 $2,024 $1,926 $1,690 1.62% 1.71% 1.50% 1.42% 1.25% 4Q23 1Q24 2Q24 3Q24 4Q24 $ I N M IL L IO N S Nonaccrual Loans and Leases ($) Nonaccrual Loans and Leases (%) $2,129 $2,191 $2,204 $2,204 $2,184 1.59% 1.62% 1.63% 1.62% 1.61% 4Q23 1Q24 2Q24 3Q24 4Q24 $ I N M IL L IO N S Allowance for Credit Losses ($) Allowance for Credit Losses (%)

Criticized C&I and CRE Loans and Leases Criticized loans and leases decreased -$1 billion QoQ: • C&I decreased -$302 million – Driven predominantly by motor vehicle and recreational finance dealers, services industry and health services • CRE decreased -$691 million – Permanent CRE -$431 million – Construction -$260 million • 97% of criticized accrual loans and leases are current • 53% of criticized nonaccrual loans and leases are current • Expect continued improvement in criticized balances 28 $12.6 $12.9 $12.1 $10.9 $9.9 14.0% 14.3% 13.5% 12.2% 11.2% 4Q23 1Q24 2Q24 3Q24 4Q24 $ I N B IL L IO N S Criticized ($) Criticized % of C&I and CRE Loans and Leases

Strong Capital and Low AOCI Impact


24/7

Top Quartile Core Capital

- Top quartile CET1 ratio among peers (11.7%)
- Top quartile TCE ratio among peers (9.1%); >200 bps above peer median
- Elected to opt into the 2025 Stress Test
- Expect CET1 to decline to 11% in 2025
- Share repurchase flexibility, depending on loan growth



High Quality and Short Duration Securities Portfolio

- Agency MBS/CMBS account for 64% and U.S. Treasurys 26% of total debt securities
- AFS duration ~2.6 years and HTM duration ~5.3 years, total debt securities duration ~3.7 years
- Purchased ~$3 billion in securities in 4Q24
- Expect securities yield over 4% by 1H25



Low AOCI Impact

- Investment securities portfolio only 16% of total assets
- AFS and pension-related AOCI represents ~4bps negative impact on regulatory capital

All information presented as of 12/31/24.

M&T Bank Corporation | 29

Diversified Securities Portfolio

Securities Portfolio Composition

12/31/2024


Equity & Other
$1.0B
Municipal
Bonds $2.3B
Agency CMBS
$5.7B
Agency MBS
$16.0B
$34B
US Treasury
$8.9B

Highlights

- Securities of $34.1B; 16% of total assets
- ~$5.5B securities maturing[1] in 2025 with an average yield of 2.9%
- Investment securities yield increased 18 bps QoQ in 4Q24, expect yield over 4% by 1H25
- AFS and pension-related AOCI would have impacted the CET1 capital ratio by ~(4) bps at the end of 4Q24
- HTM debt securities represent 42% of securities
- Agency MBS/CMBS and U.S. Treasurys represent ~90% of securities portfolio

	Duration	Pretax Unrealized Gain/(Loss)
AFS	~2.6 years	$(0.2) billion
HTM	~5.3 years	$(1.2) billion
Total Debt Securities	~3.7 years	$(1.4) billion

(1) Mortgage securities include estimated prepayment under market forward interest rates.

M&T Bank Corporation | 30

5.6% 5.7% 6.0% 6.1% 6.6% 6.8% 6.8% 7.0% 7.0% 7.6% 8.4% 9.1% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 Peer 2 Peer 1 MTB Strong Capital Levels Compared to Peers • Capital levels favorable to peers both as reported and when considering AOCI • Modest impact from including AOCI in regulatory capital1 – ~4 basis point negative impact to CET1 ratio; would equal ~11.6% at December 31, 2024 • Elected to opt into the 2025 Stress Test • Expect CET1 ratio to decline to 11% in 2025 • Share repurchase flexibility, depending on loan growth (1) Proposal would require regulatory capital to include unrealized gains / (losses) on AFS securities (10 bps) and pension-related effects 6 bps. CET1 Ratio 12/31/2024 Tangible Common Equity / Tangible Assets 12/31/2024 Highlights 31 Tier 1 Capital Ratio 12/31/2024 10.5% 10.5% 10.5% 10.6% 10.8% 10.8% 10.9% 11.2% 11.5% 11.7% 11.9% 12.0% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 MTB Peer 2 Peer 1 11.0% 11.8% 11.9% 11.9% 12.1% 12.2% 12.2% 12.2% 12.4% 12.9% 13.2% 13.7% Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 Peer 2 MTB Peer 1

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Leading position in core markets

Strong Shareholder Returns

- 15-17% ROTCE(1)
- Robust dividend growth
- 8% TBV per share growth(2)

Source: FactSet, S&P Global, Company Filings.

Note: (1) ROTCE range comprises 5 years of the trailing 3-year ROTCE from 2019-2024, consistent with M&T's measurement of ROTCE for performance-based stock compensation. (2) TBV per share growth represents CAGR from 2019-2024.

M&T Bank Corporation | 32

Appendices 33

Appendix 1

GAAP to GAAP - Adjusted (Non-GAAP) Reconciliation

In millions	2020	2021	2022	2023	2024	4Q23	3Q24	4Q24
Revenues								
Net interest income - GAAP	$3,866	$3,825	$5,822	$7,115	$6,852	$1,722	$1,726	$1,728
Total other income - GAAP	2,088	2,167	2,357	2,528	2,427	578	606	657
Subtotal	5,955	5,992	8,179	9,643	9,279	2,300	2,332	2,385
Gain on CIT	-	-	-	(225)	-	-	-	-
Gain on MTIA	-	-	(136)	-	-	-	-	-
Revenues - GAAP Adjusted	$5,955	$5,992	$8,042	$9,418	$9,279	$2,300	$2,332	$2,385
Noninterest expense								
Noninterest expense - GAAP	$3,385	$3,612	$5,050	$5,379	$5,359	$1,450	$1,303	$1,363
Pension Plan Distribution Benefit	-	-	-	-	12	-	-	12
Redemption of Trust Preferred Obligations	-	-	-	-	(20)	-	-	(20)
Vacated Facility Write-downs	-	-	-	-	(27)	-	-	(27)
FDIC special assessment	-	-	-	(197)	(34)	(197)	-	-
Charitable contribution	-	-	(135)	-	-	-	-	-
Merger-related expense	-	(44)	(338)	-	-	-	-	-
Noninterest expense - GAAP Adjusted	$3,385	$3,568	$4,577	$5,182	$5,290	$1,253	$1,303	$1,328
PPNR								
Revenues - GAAP Adjusted	$5,955	$5,992	$8,042	$9,418	$9,279	$2,300	$2,332	$2,385
(Gain) loss on bank investment securities	9	21	6	(4)	(10)	(4)	2	(18)
Noninterest expense - GAAP Adjusted	(3,385)	(3,568)	(4,577)	(5,182)	(5,290)	(1,253)	(1,303)	(1,328)
Pre-provision net revenue	$2,579	$2,445	$3,471	$4,232	$3,979	$1,043	$1,031	$1,039

Note: M&T is providing supplemental reporting of its results on a "GAAP – Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although "GAAP – Adjusted" income as presented by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of such notable items in reported results.

Tables in appendices may not foot due to rounding.

M&T Bank Corporation 34

Appendix 2

GAAP to Net Operating (Non-GAAP) Reconciliation

In millions	2020	2021	2022	2023	2024	4Q23	3Q24	4Q24
Net income								
Net income - GAAP	$1,353	$1,859	$1,992	$2,741	$2,588	$482	$721	$681
Amortization of core deposit and other intangible assets (1)	11	8	43	48	42	12	10	10
Merger-related expenses (1)	-	34	431	-	-	-	-	-
Net operating income	1,364	1,900	2,466	2,789	2,630	494	731	691
Preferred stock dividends	(68)	(73)	(97)	(100)	(134)	(25)	(47)	(35)
Net operating income available to common equity	$1,296	$1,827	$2,369	$2,689	$2,496	$469	$684	$656

Note: M&T consistently provides supplemental reporting of its results on a "net operating" or "tangible" basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be "nonoperating" in nature. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

(1) After any related tax effect

M&T Bank Corporation 35

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation 36 In millions 2020 2021 2022 2023 2024 4Q23 3Q24 4Q24 Efficiency ratio Noninterest expense $3,385 $3,612 $5,050 $5,379 $5,359 $1,450 $1,303 $1,363 Less: Amortization of core deposit and other intangible assets 15 10 56 62 53 15 12 13 Less: Merger-related expenses - 44 338 - - - - - Noninterest operating expense $3,370 $3,558 $4,656 $5,317 $5,306 $1,435 $1,291 $1,350 Taxable-equivalent net interest income $3,884 $3,840 $5,861 $7,169 $6,902 $1,735 $1,739 $1,740 Other income 2,088 2,167 2,357 2,528 2,427 578 606 657 Less: Gain (loss) on bank investment securities (9) (21) (6) 4 10 4 (2) 18 Denominator $5,981 $6,028 $8,224 $9,693 $9,319 $2,309 $2,347 $2,379 Efficiency ratio 56.3% 59.0% 56.6% 54.9% 56.9% 62.1% 55.0% 56.8%

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 37 In millions 2020 2021 2022 2023 2024 4Q23 3Q24 4Q24 Average assets Average assets $135,480 $152,669 $190,252 $205,397 $211,220 $208,752 $209,581 $211,853 Goodwill (4,593) (4,593) (7,537) (8,473) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (21) (8) (179) (177) (120) (154) (113) (100) Deferred taxes 5 2 43 44 33 39 28 29 Average tangible assets $130,871 $148,070 $182,579 $196,791 $202,668 $200,172 $201,031 $203,317 Average common equity Average total equity $15,991 $16,909 $23,810 $25,899 $28,052 $26,500 $28,725 $28,707 Preferred stock (1,250) (1,438) (1,946) (2,011) (2,344) (2,011) (2,565) (2,394) Average common equity 14,741 15,471 21,864 23,888 25,708 24,489 26,160 26,313 Goodwill (4,593) (4,593) (7,537) (8,473) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (21) (8) (179) (177) (120) (154) (113) (100) Deferred taxes 5 2 43 44 33 39 28 29 Average tangible common equity $10,132 $10,872 $14,191 $15,282 $17,156 $15,909 $17,610 $17,777

Appendix 2 GAAP to Tangible (Non-GAAP) Reconciliation 38 In millions 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 12/31/2023 9/30/2024 12/31/2024 Total assets Total assets $142,601 $155,107 $200,730 $208,264 $208,105 $208,264 $211,785 $208,105 Goodwill (4,593) (4,593) (8,490) (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (14) (4) (209) (147) (94) (147) (107) (94) Deferred taxes 4 1 51 37 28 37 30 28 Total tangible assets $137,998 $150,511 $192,082 $199,689 $199,574 $199,689 $203,243 $199,574 Total common equity Total equity $16,187 $17,903 $25,318 $26,957 $29,027 $26,957 $28,876 $29,027 Preferred stock (1,250) (1,750) (2,011) (2,011) (2,394) (2,011) (2,394) (2,394) Common equity 14,937 16,153 23,307 24,946 26,633 24,946 26,482 26,633 Goodwill (4,593) (4,593) (8,490) (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (14) (4) (209) (147) (94) (147) (107) (94) Deferred taxes 4 1 51 37 28 37 30 28 Total tangible common equity $10,334 $11,557 $14,659 $16,371 $18,102 $16,371 $17,940 $18,102

M&T Peer Group

Citizens Financial Group, Inc.

Comerica Incorporated

Fifth Third Bancorp

First Horizon National Corporation

Huntington Bancshares Incorporated

KeyCorp

M&T Bank Corporation

PNC Financial Services Group, Inc.

Regions Financial Corporation

Truist Financial Corporation

U.S. Bancorp

Zions Bancorporation, NA

M&T Bank Corporation | 39